As filed with the Securities and Exchange Commission on May 13, 2016

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CLOUD PEAK ENERGY INC.

(Exact name of registrant as specified in its charter)

Delaware	26-3088162
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

505 S. Gillette Ave.

Gillette, WY 82716

(Address of principal executive offices, including zip code)

CLOUD PEAK ENERGY INC. 2009 LONG TERM INCENTIVE PLAN
(Full title of the plan)

Bryan Pechersky

Executive Vice President, General Counsel and Corporate Secretary

385 Interlocken Crescent, Suite 400

Broomfield, CO 80021

(720) 566-2900

(Name, address and telephone number of agent for service)

copy to:

Shelley A. Barber

Vinson & Elkins LLP

666 Fifth Avenue, 26th Floor

New York, NY 10103-0040

(212) 237-0022

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large Accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller Reporting Company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $0.01 par value per share (“Common Stock”)	4,500,000 shares	$7.36 (2)	$33,131,778.44 (2)	$3,336.37

(1)               Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such additional shares of Common Stock as may become issuable pursuant to the adjustment provisions of the Cloud Peak Energy Inc. 2009 Long Term Incentive Plan, as amended (the “Plan”).

(2)               Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and 457(h) under the Securities Act.  The maximum offering price per share and the maximum aggregate offering price are based on a calculation that includes (a) for shares of Common Stock that may become issuable pursuant to outstanding stock options previously granted under the Plan (the “Options”), a price of $16.78 per share, which is the weighted average exercise price at which such Options may be exercised, (b) for shares of Common Stock that may become issuable pursuant to outstanding performance share unit (“PSU”) awards previously granted under the Plan (such shares representing the difference between the target number of shares under such PSU awards, which were the subject of a prior registration statement filed on Form S-8, and the maximum number of shares issuable under such awards if all performance conditions are satisfied at the highest level), a price of $10.53 per share, which is the weighted average of the fair market value of a share of Common Stock at the time of grant, as determined by the Registrant pursuant to the Plan (i.e.,, the weighted average closing price of a share of Common Stock, as reported on the New York Stock Exchange on the date of grant), and (c) for all other shares of Common Stock that may become issuable under the Plan, a price of $2.04 per share, which is the average of the high and low trading prices of the registrant’s Common Stock reported on the New York Stock Exchange on May 9, 2016.

EXPLANATORY NOTE

On November 23, 2009, Cloud Peak Energy Inc., a Delaware corporation (the “Registrant”), filed a Registration Statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) to register 3,400,000 shares of Common Stock for issuance pursuant to the Plan.  On July 1, 2011, the Registrant filed a second Registration Statement on Form S-8 with the Commission to register an additional 2,100,000 shares of Common Stock for issuance under the Plan.

This Registration Statement registers yet an additional 4,500,000 shares of Common Stock for issuance under the Plan in connection with an amendment to the Plan which was approved by the stockholders of the Registrant on May 11, 2016.

Accordingly, and pursuant to General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 filed on each of November 23, 2009 (File No. 333-163295) and July 1, 2011 (File No. 333- 175312) are incorporated by reference herein.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.         Exhibits.

The Registrant has filed the exhibits listed on the accompanying Exhibit List filed with this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Gillette, the State of Wyoming, on May 13, 2016.

Cloud Peak Energy Inc.

By:	/s/ Colin Marshall
Name: Colin Marshall
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated and on the 13th day of May, 2016. Each person whose signature appears below hereby appoints Colin Marshall acting alone, his or her true and lawful attorney-in-fact with full power of substitution or re-substitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign on such person’s behalf, individually and in each capacity stated below, any and all amendments, including post-effective amendments to this Registration Statement, and to sign any and all additional registration statements relating to the same offering of securities of the Registration Statement that are filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title

/s/ Colin Marshall	President, Chief Executive Officer and Director
Colin Marshall	(Principal Executive Officer)

/s/ Heath Hill	Executive Vice President and Chief Financial Officer
Heath Hill	(Principal Financial Officer)

/s/ Kendall Carbone	Vice President and Chief Accounting Officer
Kendall Carbone	(Principal Accounting Officer)

/s/ William Fox III	Chairman of the Board of Directors
William Fox III

/s/ Patrick Condon	Director
Patrick Condon

/s/ William Owens	Director
William Owens

/s/ Robert Skaggs	Director
Robert Skaggs

/s/ Steven Nance	Director
Steven Nance

EXHIBIT INDEX

Exhibit Number	Description
4.1

Amended and Restated Certificate of Incorporation of Cloud Peak Energy Inc. effective as of November 25, 2009 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K filed on February 14, 2014 (File No. 001-34547))

4.2

Amended and Restated Bylaws of Cloud Peak Energy Inc., effective October 20, 2015 (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Quarterly Report on Form 10-Q filed on October 28, 2015 (File No. 001-34547))

4.3

Amendment No. 1 (effective as of May 2, 2016) to the Amended and Restated Bylaws of Cloud Peak Energy Inc., effective October 20, 2015 (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 2, 2016 (File No. 001-34547))

4.4

Cloud Peak Energy Inc. 2009 Long Term Incentive Plan, as amended and restated effective March 12, 2016 (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on March 14, 2016 (File No. 001-34547))

4.5

Amendment No. 1 to the Cloud Peak Energy Inc. 2009 Long Term Incentive Plan, as amended and restated effective March 12, 2016 (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on May 13, 2016 (File No. 001-34547))

5.1*	Opinion of Vinson & Elkins LLP as to the legality of the securities being registered.
23.1*	Consent of Vinson & Elkins LLP (included in the opinion filed as Exhibit 5.1 hereto).
23.2*	Consent of PricewaterhouseCoopers LLP (independent registered public accounting firm).
24.1*	Power of Attorney (included on the signature page of this Registration Statement).

*                 Filed herewith.